                                                                      EXHIBIT 23



                         Independent Auditors' Consent


The Board of Directors
Datastream Systems, Inc.:

We consent to incorporation by reference in the following Registration Statements on Forms S-8 of Datastream Systems, Inc., of our reports dated February 2, 2001, relating to the consolidated balance sheets of Datastream Systems, Inc. and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2000, and related schedule, which reports appear in the December 31, 2000 annual report on Form 10-K of Datastream Systems, Inc:

   Form                     Registration Number              Filing Date
------------           -----------------------------    ---------------------
  S-8                            333-00314                   1/16/1996
  S-8                            333-00080                   1/16/1996
  S-8                            333-03579                   5/13/1996
  S-8                            333-37655                  10/10/1997
  S-8                            333-50395                   4/17/1998
  S-8                            333-50397                   4/17/1998
  S-8                            333-50399                   4/17/1998
  S-8                            333-57055                   6/17/1998
  S-8                            333-79085                   5/21/1999
  S-8                            333-81663                   6/28/1999
  S-8                            333-43980                   8/17/2000
  S-8                            333-43982                   8/17/2000

                                                    /s/ KPMG LLP

Greenville, South Carolina
March 29, 2001